UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 3rd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition

On March 28, 2019, The ONE Group Hospitality, Inc. (the “Company”) issued a press release announcing certain financial results for the fourth quarter and full year ended December 31, 2018. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, the Company issued a press release announcing that, effective April 1, 2019, the Board of Directors of the Company (the “Board”) appointed Tyler Loy as the Company’s Chief Financial Officer and Linda Siluk as the Company’s Chief Administrative Officer. The full text of the press release announcing the officer changes is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Chief Financial Officer

For the past five years, the principal occupations and employment of Mr. Loy, 39, were: (a) the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019, (b) the Vice President of Finance for Pacific Bells, a Taco Bello and Buffalo Wild Wings franchisee, from 2016 to 2018, and (c) various finance and channel leadership roles culminating as the Vice President of Catering at Einstein Noah Restaurant Group from 2011 to 2016.

Effective April 1, 2019, Mr. Loy’s base annual salary will be $250,000, and Mr. Loy will be eligible to receive a cash bonus for each calendar year targeted at 40% of his base salary, based upon achievement of individual and corporate performance objectives as determined by the Board. On March 26, 2019, the Company granted Mr. Loy 15,000 restricted stock units under the Company’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) that vest annually and ratably over three years or earlier upon a Change of Control.

If Mr. Loy’s employment is terminated in connection with a Change of Control (as defined in the Plan) for a reason other than Cause (as defined in the Plan), the Company will pay Mr. Loy his salary for 26 weeks following the termination in accordance with the Company’s payroll practices.

Chief Administrative Officer

For the past five years, the principal occupations and employment of Ms. Siluk, 61, were: (a) the Company’s Interim Chief Financial Officer from May 16, 2017 until April 1, 2019, and (b) Chief Accounting Officer at Fairway Group Holdings, Corp. from June 2015 to February 2017 and the Vice President of Finance and Chief Accounting Officer from October 2011 to June 2015.

Effective April 1, 2019, Ms. Siluk’s base annual salary will be $230,000, and Ms. Siluk will be eligible to receive a cash bonus for each calendar year targeted at 40% of her base salary plus an amount equal to one week of salary, based upon achievement of individual and corporate performance objectives as determined by the Board. On March 26, 2019, the Company granted Ms. Siluk 30,000 restricted stock units under the Plan that will vest annually and ratably over three years or earlier upon a Change of Control.

If Ms. Siluk’s employment is terminated in connection with a Change of Control for a reason other than Cause, the Company will pay Ms. Siluk her salary for 26 weeks following the termination in accordance with the Company’s payroll practices.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1       Press Release dated March 28, 2019

99.2       Press Release dated March 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2019	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Linda Siluk
	Name:	Linda Siluk
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 28, 2019

99.2	Press Release, dated March 28, 2019